Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made as of the 23 day of July, 2025 (the “Amendment Effective Date”) by and among (i) CIO 5090, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO BLOCK 23, LLC, a Delaware limited liability company; CIO PAPAGO TECH HOLDINGS, LLC, a Delaware limited liability company; CIO SAN TAN I, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO SAN TAN II, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO PIMA, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO QUAD, LIMITED PARTNERSHIP, a Delaware limited partnership; and CIO CAMELBACK, LIMITED PARTNERSHIP, a Delaware limited partnership (individually and collectively, as the context may require, “Seller”); and (ii) SWVP ACQUISITIONS LLC, a Delaware limited liability company (“Purchaser”).

A. Seller and Purchaser have heretofore entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of June 18, 2025 (the “Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, inter alia, a portfolio of real property located in metropolitan Phoenix, Arizona, as more particularly described in the Agreement.

B. Seller and Purchaser desire to amend the Agreement as set forth below, subject to and in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Recitals. The foregoing recitals are incorporated herein as if fully set forth in this Section 1.

2. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

3. Interim Date. Notwithstanding anything in the Agreement to the contrary, (i) the definition of Interim Date is hereby deleted and replaced with “July 7, 2025,” (ii) the date by which Seller may deliver a Seller’s Response shall be July 14, 2025, and (iii) Seller’s failure to timely deliver a Seller’s Response shall not constitute a default or breach by Seller under the Agreement and in such event Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Buyer in its Title Notice, if any.

4. Contingency Date; Additional Deposit. In Section 9 of the Summary and Definition of Basic Terms in the Agreement (i.e., the definition of Contingency Date), “August 2, 2025” is hereby deleted and replaced with the date set forth above as the Amendment Effective Date. This Amendment shall constitute Buyer’s Approval Notice pursuant to Section 4.1.4 of the

Agreement. Accordingly, Buyer hereby waives its termination right pursuant to said Section 4.1.4 of the Agreement, which termination right is hereafter null, void, and of no further force or effect. Notwithstanding anything to the contrary contained in the Agreement: (a) the Initial Deposit shall hereafter be non-refundable except as is expressly provided for in the Agreement, including without limitation in Sections 4.2, 4.4, 13, and 16.1 of the Agreement, (b) Buyer shall have until 5:00 p.m. (Pacific Time) on the date that is one (1) business day following the Amendment Effective Date to deliver the Additional Deposit in accordance with Section 2.2.2 of the Agreement, and (c) Buyer’s failure to timely deliver any portion of the Additional Deposit in accordance with the preceding subpart (b) shall not cause the automatic termination of the Agreement and shall constitute a material default by Buyer thereunder.

5. SNDA. Notwithstanding anything in the Agreement to the contrary, Buyer must give Seller notice of any requested SNDA on or prior to the Amendment Effective Date, failing which Seller shall have no obligation under the Agreement to request any SNDAs from, or deliver any draft SNDAs to, any tenants under the Leases.

6. Pima Ground Lease Assignment Approvals. The fourth (4th) grammatical sentence of the third (3rd) grammatical paragraph of Section 4.3.5 of the Agreement is deleted in its entirety and replaced with the following:

“Within three (3) business days following the latest to occur of each of the following: (x) Seller’s receipt of written notice from the Community that the Pima Assignment, the Pima Estoppel, and such deed of trust (and the corresponding addendum and lender estoppel) are in form acceptable to the Community, (y) Seller’s receipt of Buyer’s executed and acknowledged originals of the Pima Assignment and deed of trust (and the corresponding addendum and lender estoppel) in accordance with the preceding sentence, and (z) the Contingency Date, Seller shall execute four (4) originals of the Pima Assignment and Pima Estoppel, exert commercially reasonable efforts to cause four (4) originals of the Pima Assignment, Pima Estoppel, and deed of trust (and the corresponding addendum and lender estoppel) to be executed by the Master Lessor and the landlord(s) under the Pima Ground Sublease (as applicable), and deliver the executed originals of such documents to the Community for approval and execution.”

7. Block 23 Ground Lease Assignment Approvals. The fourth (4th) grammatical sentence of the third (3rd) grammatical paragraph of Section 4.3.6 of the Agreement is deleted in its entirety and replaced with the following:

“Within three (3) business days following the latest to occur of each of the following: (x) Seller’s receipt of written notice from the City that the Block 23 Assignment, the Block 23 Estoppel, and such deed of trust (if any) are in form acceptable to the City, (y) Seller’s receipt of Buyer’s executed and acknowledged originals of the Block 23 Assignment and deed of trust in accordance with the preceding sentence, and (z) the Contingency Date, Seller shall execute four (4) originals of the Block 23 Assignment and deliver the executed originals of such documents together with the Block 23 Estoppel to the City for approval and execution.”

8. Security Deposits. In addition to the proration of security deposits under Section 8.4 of the Agreement, Seller shall provide Buyer with a credit at Closing equal to the aggregate amount of the Existing Unpaid Security Deposits. As used herein, “Existing Unpaid Security Deposits” means any security deposits that are payable by Tenants to Seller (as landlord) under Leases that were executed, delivered, and in effect as of the Effective Date (expressly excluding any Leases entered into following the Effective Date) and that remain unpaid as of the date of Closing. For the avoidance of doubt, Existing Unpaid Security Deposits shall not include any amounts payable by any Tenant to Seller (as landlord) in order to replenish its security deposit under its Lease. Notwithstanding anything to the contrary contained in the Agreement, Seller may, but shall have no obligation to, pursue any Tenant for the payment of any Existing Unpaid Security Deposit prior to Closing. Following Closing, Buyer shall use commercially reasonable efforts to pursue and collect all Existing Unpaid Security Deposits from the applicable Tenants and, to the extent so collected, Buyer shall promptly reimburse Seller for up to (but not in excess of) the amount of the Existing Unpaid Security Deposits for which Seller provided a credit to Buyer at Closing.

9. Tax Clearance Certificates. Seller has heretofore made application to the Community and the Arizona Department of Revenue (the “ADOR”) to obtain the tax clearance certificates required by Section 5.1.12 of the Agreement. Notwithstanding anything to the contrary contained in the Agreement, in the event Seller is unable to obtain a tax clearance certificate, tax compliance certificate, certificate of good standing, or equivalent (collectively, a “Tax Clearance Certificate”) from the ADOR or Community, as applicable, with respect to any particular Property and/or Seller because taxes, other sums, or required filings are then outstanding, then Seller may pay all such outstanding taxes or other sums, or make all such outstanding filings, as applicable, prior to Closing and if so paid or filed by Seller prior to Closing, and if Seller delivers to Buyer at or prior to Closing reasonably sufficient evidence that such payments and/or filings have been made, then such evidence shall suffice in lieu of delivery of a Tax Clearance Certificate with respect to the applicable Seller and such Seller’s obligations under Section 5.1.12 of the Agreement shall thereupon be deemed to have been satisfied. Additionally, if Seller is unable to obtain any Tax Clearance Certificate for any reason whatsoever by the Closing, then from and after the Closing, Seller shall indemnify, defend, and hold harmless Buyer for, from, and against any and all costs, loss, damages or expenses of any kind or nature arising out of or resulting from Seller’s failure to pay any taxes, sums or other amounts owed to the ADOR or Community. This Section 7 will survive the Closing.

10. Leasing Costs. Effective as of the Effective Date of the Agreement, Exhibit K attached to the Agreement is deleted in its entirety and Exhibit K attached to this Amendment is inserted in its place. All references in the Agreement to “Exhibit K” shall hereafter be deemed to mean and refer to Exhibit K attached to this Amendment.

11. Full Force and Effect. Except to the extent amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

12. Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control and prevail.

13. Miscellaneous. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns. To facilitate execution and delivery of this Amendment, the parties may execute and/or exchange signatures to this Amendment by facsimile transmission, electronic delivery of a PDF copy of the executed Amendment, or by any other means permitted under the Electronic Signatures in Global and National Commerce Act (the ESIGN Act), including, without limitation, through use of DocuSign or similar electronic signature software, which facsimile and PDF copies and electronic signatures shall be deemed valid and binding to the same extent as originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of laws principles.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first written above.

SELLER:

CIO 5090, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO 5090 GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

CIO BLOCK 23, LLC, a Delaware limited liability company

By:	/s/ James Farrar
Name:	James Farrar
Title:	President

CIO PAPAGO TECH HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James Farrar
Name:	James Farrar
Title:	President

CIO SAN TAN I, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO San Tan I GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

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CIO SAN TAN II, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO San Tan II GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

CIO PIMA, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Pima GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

CIO QUAD, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Quad GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

CIO CAMELBACK, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Camelback GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

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PURCHASER:

SWVP ACQUISITIONS LLC, a Delaware limited liability company

By:	/s/ Mark Schlossberg
Name:	Mark Schlossberg
Title:	Authorized Representative

SWVP GUARANTOR’S CONSENT

The undersigned (the “SWVP Guarantor”): (i) hereby consents and agrees to the amendments, modifications, supplementations, and all other matters contained in this Amendment; (ii) ratifies and reaffirms to Seller each of the representations, warranties, covenants and agreements of SWVP Guarantor set forth in the Limited Guaranty; and (iii) acknowledges and agrees that the Limited Guaranty will continue in full force and effect with respect to the Agreement, as amended by this Amendment, in favor of Seller, and that all references in the Limited Guaranty to the Agreement shall refer to the Agreement, as amended by this Amendment.

SWVP GUARANTOR:

SOUTHWEST VALUE PARTNERS FUND 24 LP, a Delaware limited partnership

By:	SWVP Fund 24 GP LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ Mark Schlossberg
	Name:	Mark Schlossberg
	Its:	Manager

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